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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of FNB Financial Services Corporation on Form S-3D (File No. 333-02437) and
Forms S-8 (File Nos. 333-24755, 333-29679 and 333-67365) of our report dated
February 5, 1999, on our audit of the consolidated financial statements of FNB Financial Services Corporation as of December 31, 1998 and for the year then ended, which report has been included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Raleigh, North Carolina
March 24, 1999